Exhibit 99.4

KBS SOR BVI HOLDINGS LTD

Financial statements

December 18, 2015 (day of incorporation)

KBS SOR BVI HOLDINGS LTD
Statements of financial position
As at December 18, 2015
(All amounts in thousands of United States Dollars (USD))

December 18, 2015
(Audited)

Assets	-

Equity	-

Liabilities	-

Total equity and liabilities	-

The accompanying notes are an integral part of these financial statements.

Approved on January 31, 2016 by:

/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith Hall
Waldvogel, Jeffrey	McMillan, Peter the Third	Hall, Keith David
Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR BVI HOLDINGS LTD
Notes to financial statements
December 18, 2015
(All amounts in thousands of United States Dollars (USD)

NOTE 1:-    GENERAL

KBS SOR BVI Holdings LTD (the Company) was incorporated on December 18, 2015 as a private company limited by shares according to the BVI Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation the Company issued one certificate containing 10,000 common shares with no par value.

KBS SOR BVI Holdings LTD and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, The Company invests in real estate-related loans.
The Company is a wholly-owned subsidiary of KBS Strategic Opportunity Limited Partnership (the "Operating Partnership", the "Owner" or "Controlling Shareholder"), a Delaware limited partnership formed on December 10, 2008. KBS Strategic Opportunity REIT, Inc. ("KBS REIT" or "Parent Company"), a Maryland corporation incorporated on October 8, 2008, is the sole general partner of, and owns a 0.1% partnership interest in, the Operating Partnership. KBS Strategic Opportunity Holdings LLC ("REIT Holdings"), a Delaware limited liability company formed on December 9, 2008, owns the remaining 99.9% interest in the Operating Partnership and is its sole limited partner. KBS REIT is the sole member and manager of REIT Holdings. The Company is a wholly-owned subsidiary of KBS REIT.

Acquisition of investments from the Operating Partnership (controlling shareholder) and presentation of pro forma consolidated financial statements

Concurrent with the placement of bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, the Company (through a subsidiary) is to acquire real estate projects (assets and liabilities) from the transferring entities (the transferring entities) that are controlled by the controlling shareholder before and after the above transfer (the Acquisition). In consideration for the Acquisition, the Company is to issue 10,000 common shares with no par value to the Operating Partnership.

As of December 18, 2015, the Operating Partnership owned 10 office properties, one office campus consisting of nine office buildings, one office portfolio consisting of four office buildings and 25 acres of undeveloped land, one office portfolio consisting of three office properties, one retail property, two apartment properties, two investments in undeveloped land encompassing an aggregate of 1,670 acres, one first mortgage loan and two investments in unconsolidated joint ventures.

As of the financial statements approval date, the acquisition agreements between the Company and the transferring entities remain unsigned.

The Acquisition is conditional on and will be preceded by a series of various approvals and consents. The related consents will be executed at the time of the Acquisition.

KBS SOR BVI HOLDINGS LTD
Notes to financial statements
December 18, 2015
(All amounts in thousands of United States Dollars (USD)

NOTE 1:-    GENERAL (Cont.)

Since the Company is acquiring these operations from the transferring entities, which are controlled by the same controlling shareholder of the Company before and after the Acquisition, the Acquisition is not a business combination within the scope of IFRS 3. The Company is accounting for the Acquisition in a manner similar to a pooling of interests. Accordingly, the Company has prepared pro forma consolidated financial statements specifically for the purpose of an Initial Public Offering (IPO) of the Company's bonds on the Tel-Aviv Stock Exchange to reflect the Acquisition as if it had occurred at the beginning of the earliest period presented (January 1, 2012). Thus, the pro forma consolidated financial statements comprise the financial position and, results of operations and cash flows of the Company and of the operations acquired from the transferring entities. For certain projects that were acquired by the transferring entities subsequent to January 1, 2012, the pro forma consolidated financial statements reflect the net assets (liabilities) of these projects and the activities from the dates those projects were acquired by the transferring entities.
For further information see the pro forma consolidated financial statements as of December 31, 2014 and September 30, 2015.

NOTE 2:-    BASIS OF PREPARATION

The financial statements are prepared in accordance with International Financial Reporting Standards (IFRS). Furthermore, the financial statements have been prepared in conformity with the provisions Israeli Securities Regulations (Annual Financial Statements), 2010.

The financial statements have been prepared on a cost basis. The financial statements are presented in thousands of United States Dollars (USD), except when otherwise indicated.

NOTE 3:-    TAXES

According to the relevant tax laws in the BVI and in the U.S.A, the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

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